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                                                                    EXHIBIT 8.1



                           (WHITE & CASE LETTERHEAD)



MEM:MPD                                   September 7, 1994








Newmont Gold Company
1700 Lincoln Street
Denver, Colorado  80203

Ladies and Gentlemen:

        We have acted as counsel to Newmont Gold Company, a Delaware corporation ("Newmont"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-3 (No. 33-54897) relating to the Series 1994-A1 and 1994-A2 Pass Through Certificates (the "Pass Through Certificates") to be issued under the Pass Through Trust Agreements (collectively, the "Agreements"), each to be dated as of July 15, 1994, and entered into by and among Newmont and First National Bank of Chicago, as trustee under the Agreements.

        As such counsel, we have reviewed or participated in the preparation of the Registration Statement, the form of Pass Through Certificates, and the forms of Agreements to be entered into, and other agreements and documents relating to the transactions therein contemplated, and we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purposes of this opinion.

        The opinions set forth herein are based on and limited to the Federal laws of the United States. These opinions are based upon the laws, regulations, rulings and decisions now in effect, all of which are subject to change or different interpretation, perhaps with retroactive effect.

        Based upon the foregoing, we are of the opinion that the statements contained in the Prospectus

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constituting part of the Registration Statement (the "Prospectus")
under the headings "Certain Federal Income Tax Considerations", to the extent that they constitute matters of law or legal conclusions with respect to U.S. Federal income taxes, are correct in all material respects.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, and to the reference to our firm in the Prospectus in the third sentence of the first paragraph under the caption "Certain Federal Income Tax Considerations". In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,



                                          /s/ White & Case




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